Exhibit 99.1

               Cheniere Energy Reports Third Quarter 2005 Results


     HOUSTON--(BUSINESS WIRE)--Nov. 4, 2005--Cheniere Energy, Inc. (AMEX:LNG) reported net income of $7.7 million, or $0.14 per share (basic and diluted), for the third quarter of 2005 compared with a net loss of $5.6 million, or $0.15 per share (basic and diluted), during the corresponding period in 2004.
     The major factor contributing to reported net income of $7.7 million during the third quarter of 2005 was the $20.2 million gain on the sale of Cheniere's investment in Gryphon Exploration Company ("Gryphon"), which was partially offset by liquefied natural gas (LNG) receiving terminal development expenses of $4.1 million and general and administrative expenses of $6.5 million. Absent the gain on the sale of the investment in Gryphon, Cheniere would have reported a net loss of $12.5 million, or $0.23 per share (basic and diluted), during the third quarter of 2005. For the third quarter of 2004, the major factors contributing to the net loss of $5.6 million were LNG receiving terminal development expenses of $3.4 million (which were offset by a $417,000 minority interest in the operations of Corpus Christi LNG, L.P.), general and administrative expenses of $2.2 million and the Company's equity share of the net loss of Freeport LNG Development, L.P. of $583,000.
     Cheniere's working capital at September 30, 2005 was $909.7 million, an increase of $603.9 million from $305.8 million at December 31, 2004. The increase in working capital was primarily attributable to the completion of a $600 million term loan and the issuance of $325 million of Convertible Senior Unsecured notes during the third quarter of 2005. These sources of funds were partially offset by construction costs at Cheniere's Sabine Pass LNG receiving terminal, the cost of hedging the potential dilution from the conversion of the convertible notes up to a market price of $70.00 per share of Cheniere common stock, and debt issuance costs.
     Note: On April 8, 2005, Cheniere's Board of Directors declared a two-for-one stock split effective April 22, 2005. Accordingly, all references to weighted average shares outstanding and per share amounts in this press release have been retroactively adjusted to reflect this stock split.
     Cheniere Energy, Inc. is a Houston based energy company engaged in developing LNG receiving terminals and Gulf of Mexico exploration & production. Cheniere is building a 100% owned Gulf Coast LNG receiving terminal near Sabine Pass in Cameron Parish, LA. It is also developing 100% owned Gulf Coast LNG receiving terminals near Corpus Christi, TX and near the Creole Trail in Cameron Parish, LA. Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., which is building an LNG receiving terminal in Freeport, Texas. Cheniere explores for oil and gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Additional information about Cheniere Energy, Inc. may be found on its web site at www.cheniere.com.
     Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.


                         Cheniere Energy, Inc.
                    Selected Financial Information
                            (in thousands)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------
                                   (unaudited)         (unaudited)

Revenues                           $729      $465    $2,154    $1,132
                               --------- --------- --------- ---------
Operating Costs and Expenses
   LNG Receiving Terminal
    Development Expenses          4,127     3,447    14,902    13,415
   Oil and Gas Production Costs      78        15       166        29
   Depreciation, Depletion and
    Amortization                    682       266     1,737       632
   General and Administrative
    Expenses                      6,523     2,242    17,114     7,106
                               --------- --------- --------- ---------
       Total Operating Costs
        and Expenses             11,410     5,970    33,919    21,182
                               --------- --------- --------- ---------

Loss from Operations            (10,681)   (5,505)  (31,765)  (20,050)

Gain on Sale of Investment in
 Unconsolidated Affiliate        20,206        --    20,206        --
Equity in Net (Loss) Income of
 Limited Partnership             (2,261)     (583)   (3,232)       85
Reimbursement from Limited
 Partnership Investment              --        --        --     2,500
Derivative Gain, net                931        --       264        --
Interest Expense                 (5,058)       --    (5,058)       --
Interest Income                   4,541        32     8,114        48
Minority Interest                    --       417        97     2,650
                               --------- --------- --------- ---------
Net Income (Loss)                $7,678   $(5,639) $(11,374) $(14,767)
                               ========= ========= ========= =========

Net Income (Loss) Per Share -
 Basic                            $0.14    $(0.15)   $(0.21)   $(0.39)
                               ========= ========= ========= =========

Net Income (Loss) Per Share -
 Diluted                          $0.14    $(0.15)   $(0.21)   $(0.39)
                               ========= ========= ========= =========

Weighted Average Shares
 Outstanding - Basic             53,938    38,546    53,358    37,536
                               ========= ========= ========= =========

Weighted Average Shares
 Outstanding - Diluted           55,749    38,546    53,358    37,536
                               ========= ========= ========= =========



                                           September 30, December 31,
                                               2005          2004
                                           ------------- -------------
                                            (unaudited)

 Cash and Cash Equivalents                     $738,946      $308,443
 Restricted Cash and Cash Equivalents           172,110            --
 Advances to EPC Contractor                      16,173            --
 Other Current Assets                             9,321         2,838
 Non-Current Restricted Cash and Cash
  Equivalents                                    31,342            --
 Property, Plant and Equipment, Net             198,414        20,880
 Debt Issuance Costs, Net                        44,399         1,302
 Goodwill                                        76,844            --
 Other Assets                                       548           104
                                           ------------- -------------
 Total Assets                                $1,288,097      $333,567
                                           ============= =============

 Current Liabilities                            $26,810        $5,529
 Long-Term Debt                                 919,000            --
 Deferred Revenue                                38,000        23,000
 Other Liabilities and Minority Interest          7,246           437
 Stockholders' Equity                           297,041       304,601
                                           ------------- -------------
 Total Liabilities and Stockholders' Equity  $1,288,097      $333,567
                                           ============= =============



    CONTACT: Cheniere Energy, Inc., Houston
             David Castaneda, 713-265-0202